UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 4, 2007

MICHAELS STORES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-09338	75-1943604
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8000 Bent Branch Drive
Irving, Texas 75063
P.O. Box 619566
DFW, Texas 75261-9566
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 409-1300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                          Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 4, 2007, the Board of Directors (the “Board”) of Michaels Stores, Inc. (the ”Company”), as well as the holders of a majority of the issued and outstanding common stock of the Company (the “Stockholders”), approved the following actions regarding the compensation of certain executive officers of the Company:

2007 Base Compensation Determination for Certain Executive Officers

The Board and the Stockholders approved the annual base compensation rates, payable during continued employment, of the executive officers of the Company listed below, to be effective as of December 31, 2006.  The following table sets forth the annual base compensation of each such executive officer for 2006 and 2007:

Name and Position	Year	Base Compensation

Jeffrey N. Boyer	2007	$625,000
President and Chief Financial Officer	2006	$500,000

Gregory A. Sandfort	2007	$625,000
President and Chief Operating Officer	2006	$500,000

Thomas C. DeCaro	2007	$325,000
Executive Vice President — Supply Chain	2006	$284,000

Compensation Policy Regarding Company Cars

The Board and the Stockholders approved and adopted a new Company policy concerning the provision of automobiles to certain officers of the Company, to take effect on December 31, 2006 (the “Revised Compensation Policy Regarding Company Cars”).  Attached to this Current Report on Form 8-K as Exhibit 99.1 is a copy of the Revised Compensation Policy Regarding Company Cars, which policy is incorporated by reference into this Item 5.02.

Item 9.01.              Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description
99.1	Michaels Stores, Inc. Compensation Policy Regarding Company Cars, effective as of December 31, 2006.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICHAELS STORES, INC.

By:	/s/ Jeffrey N. Boyer
Jeffrey N. Boyer
President and Chief Financial Officer

Date:  January 10, 2007

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Michaels Stores, Inc. Compensation Policy Regarding Company Cars, effective as of December 31, 2006.